SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-KA


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 1999





                                XIOX CORPORATION
             (Exact name of registrant as specified in its charter)



              Delaware                     0-15797               95-3824750
              --------                     -------               ----------
  (State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
        of incorporation)                                    Identification No.)



                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010
                    (Address of principal executive offices)


                                 (650) 375-8188
              (Registrant's telephone number, including area code)



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Item 5.           Other Events

         This Amendment to the Company's 8-K filed on January 10, 2000 reports the second closing of a financing on February 7, 2000 in which the Company sold an additional $12.9 million of Series B Preferred Stock to investors in a private placement. A total of 645,000 shares of Series B Preferred were sold at a purchase price of $20.00 per share, including 25,000 shares to Flanders Language Valley Fund CVA, who may be deemed to be an affiliate of the Company. The Series B Preferred Stock will be convertible into Common Stock on a 1:1 basis subject to certain anti-dilution provisions.

         This is the second and final closing of a $20.4 million sale of 1,020,000 shares of Series B Preferred Stock. The second closing was completed on the same terms as the first closing following an amendment to the Stock Purchase and Investor Rights Agreement dated December 30, 1999.

Item 7.  Exhibits.
         --------

         The transaction discussed in Item 5 is to be accounted for as a sale of Preferred Stock.

         (c.)     Exhibits

                  4.8 Stock Purchase and Investor Rights Agreement, as amended, dated February 7, 2000 by and between the Registrant and the Investors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        XIOX CORPORATION

Dated: March 7, 2000                             By:  /s/ Melanie D. Johnson
                                                      -----------------------
                                                      Melanie D. Johnson
                                                      Vice President Finance and
                                                      Chief Financial Officer